REPORT OF
INDEPENDENT
REGISTERED
PUBLIC
ACCOUNTING
FIRM

To the Shareholders of
Wade Tactical L/S
Fund and
Board of Trustees of
Northern Lights Fund
Trust

In planning and
performing our audit
of the financial
statements of Wade
Tactical L/S Fund (the
"Fund"), a series of
Northern Lights Fund
Trust, as of and for the
year ended July 31,
2014, in accordance
with the standards of
the Public Company
Accounting Oversight
Board (United States),
we considered the
Fund's internal control
over financial
reporting, including
controls over
safeguarding
securities, as a basis
for designing our
auditing procedures for
the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing
an opinion on the
effectiveness of the
Fund's internal control
over financial
reporting.
Accordingly, we
express no such
opinion.

The management of
the Fund is responsible
for establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess the
expected benefits and
related costs of
controls.  A fund's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting and
the preparation of
financial statements
for external purposes
in accordance with
generally accepted
accounting principles
(GAAP).  A fund's
internal control over
financial reporting
includes those policies
and procedures that (1)
pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the fund; (2)
provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation
of financial statements
in accordance with
GAAP, and that
receipts and
expenditures of the
fund are being made
only in accordance
with authorizations of
management and
trustees of the fund;
and (3) provide
reasonable assurance
regarding prevention
or timely detection of
unauthorized
acquisition, use or
disposition of a fund's
assets that could have
a material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements.  Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in
internal control over
financial reporting
exists when the design
or operation of a
control does not allow
management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis.  A
material weakness is a
deficiency, or a
combination of
deficiencies, in internal
control over financial
reporting, such that
there is a reasonable
possibility that a
material misstatement
of the Fund's annual or
interim financial
statements will not be
prevented or detected
on a timely basis.

Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily
disclose all
deficiencies in internal
control that might be
material weaknesses
under standards
established by the
Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial
reporting and its
operation, including
controls over
safeguarding
securities, that we
consider to be a
material weakness as
defined above as of
July 31, 2014.

This report is intended
solely for the
information and use of
management and the
Board of Trustees of
the Fund and the
Securities and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.




COHEN FUND
AUDIT SERVICES,
LTD.
Cleveland, Ohio
September 29, 2014